UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



Trend-Lines, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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SEC 1913 (3-99)

                                TREND-LINES, INC.

                    Notice of Annual Meeting of Stockholders

                           To Be Held on July 19, 2000

                             9:00 a.m. Eastern Time

      The Annual Meeting of Stockholders of Trend-Lines, Inc. will be held on July 19, 2000 at 9:00 a.m., Eastern time, at the offices of the Company, 135 American Legion Highway, Revere, Massachusetts 02151 for the following purposes:

             1. To elect six (6) directors to serve for the ensuing year and until their successors are duly elected.

             2. To consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed June 8, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.

                                    By Order of the Board of Directors

                                    Ronald L. Franklin, Assistant Clerk


Boston, Massachusetts
June 15, 2000

                             YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE CLERK OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                                TREND-LINES, INC.

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held on July 19, 2000

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trend-Lines, Inc., a Massachusetts corporation (the "Company"), with its principal executive offices at 135 American Legion Highway, Revere, Massachusetts 02151, for use at the Annual Meeting of Stockholders to be held on July 27, 2000 at 9:00 a.m., and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about June 15, 2000. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only stockholders of record at the close of business on June 8, 2000, will be entitled to receive notice of, and to vote at, the Meeting. As of June 8, 2000, there were outstanding and entitled to vote 6,010,411 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), and 4,641,082 shares of Class B Common Stock, $.01 par value (the "Class B Common Stock"), of the Company.

     The holders of Class A Common Stock are entitled to one vote per share, and the holders of Class B Common Stock are entitled to ten votes per share, with the holders of both classes of Common Stock voting together as a single class. The directors of the Company will be elected by a plurality of the votes cast.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended February 26, 2000, including financial statements audited by Arthur Andersen LLP, is being mailed to each of the stockholders simultaneously with this proxy statement.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the Meeting, six directors are to be elected to serve until the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Board of Directors for election as directors.

     All nominees are currently directors of the Company and all were elected by the stockholders at the last Annual Meeting except for Walter S. Spokowski who was elected by the Board of Directors in October 1999 to fill a vacancy on the Board. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the Nominating Committee may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees.
                                                                DIRECTOR
NAME                      AGE   POSITION                        SINCE
----                      ---   --------                        --------

Stanley D. Black (1)(2)   63    Chairman of the Board and Chief  1981
                                Executive Officer
Richard Griner (2)        56    President and Chief Operating    1996
                                Officer and Director
Ronald L. Franklin (3)    54    Executive Vice President,        1994
                                Chief Financial Officer and
                                Director
Walter S. Spokowski       43    Executive Vice President,        1999
                                Merchandising and Director
Richard A. Mandell (3)    58    Director                         1995
Irwin W. Winter (1) (3)   66    Director                         1997

-------------------------

(1)   Member of the Company's Compensation and Stock Option Committee.
(2)   Member of the Company's Nominating Committee.
(3)   Member of the Company's Audit Committee.


     Stanley D. Black, founder of the Company, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since its organization in 1981.

     Richard Griner, a Director of the Company since October 1996, has been President and Chief Executive Officer since October 1996. From March 1995 to September 1996, Mr. Griner was retired. For more than five years prior to March 1995, Mr. Griner was Senior Vice President of Store Operations for Family Dollar Stores. Prior to joining Family Dollar Stores in 1986, Mr. Griner was Division Manager of Southland Corporation.

     Ronald L. Franklin, a Director of the Company since May 1994, has been Executive Vice President, Finance and Chief Financial Officer since April 2000. He served as Vice President, Finance from March 1987 until April 2000. From February 1985 until March 1987, Mr. Franklin served as Controller of the Company, and he has also served as Treasurer since April, 1994.

     Walter S. Spokowski, a Director of the Company since October 1999, has been Executive Vice President, Merchandising since March 1997 when he joined the Company. For more than five years prior to joining the Company, Mr. Spokowski was Divisional Merchandising Manager for the Southeast Division of Home Depot, Inc.

     Richard A. Mandell, a Director of the Company since October 1995, is a private investor. From January 1996 to February 1998, Mr. Mandell was a Vice President -- Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. Mr. Mandell is also a director of Sbarro, Inc., USA Detergents, Inc. and Shells Seafood Restaurants, Inc.

     Irwin W. Winter, a Director of the Company since January 1997, has, until April 1999, been Executive Vice President and Chief Financial Officer and a director of Phillips Van Heusen Corp., a wholesaler and retailer of branded apparel since 1987. Since April 1999, Mr. Winter has been retired.

     The address of each person named in the table above is c/o Trend-Lines, Inc., 135 American Legion Highway, Revere, Massachusetts 02151.


Meetings of the Board of Directors and Committees

     The Board of Directors of the Company held four meetings during the fiscal year ended February 26, 2000. Each director attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which they were members during such fiscal year.

     Audit Committee. The Board of Directors has an Audit Committee, formed in July 1994, currently composed of Messrs. Mandell, Winter and Franklin. In accordance with the applicable Nasdaq Marketplace Rule (as approved by the SEC) related to the structure and composition of audit committees of companies listed on Nasdaq, the Company recently adopted a formal written Audit Committee Charter. The Audit Committee Charter specifies that the principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process. The Board and the Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Audit Committee is responsible for overseeing the independence of the outside auditor. The Audit Committee met twice in fiscal 1999.

     Compensation and Stock Option Committee. Until July 19, 1995, the Board of Directors had a Compensation Committee, formed in July 1994, and a separate Stock Option committee, formed in September 1993. On July 19, 1995, the Company's Compensation Committee and Stock Option Committee were combined into a single Compensation and Stock Option Committee. The functions of the
Compensation and Stock Option Committee include the review of existing and proposed employment arrangements and the making of recommendations to the Board of Directors with respect to all forms of remuneration to any officer or director of the Company. This Committee is also responsible for making determinations with respect to all matters pertaining to the grant of stock options under the Company's stock option plans. The Compensation and Stock Option Committee, currently composed of Messrs. Black and Winter, did not meet separately in fiscal 1999, and its functions were undertaken during the regular Board Meetings.

     Nominating Committee. The Board of Directors has a Nominating Committee, formed in May 1994, which was composed of Messrs. Black and Griner during fiscal 1999. The Nominating Committee is responsible for recommending director nominees, Board of Director committee members and non-management directors' compensation to the Board of Directors. The Nominating Committee does not have a procedure to consider nominees recommended by security-holders. The Nominating Committee did not meet during fiscal 1999 and its functions were undertaken directly by the Board of Directors of the Company during fiscal 1999.

Compensation of Directors

     Directors who are not full-time employees of the Company receive a fee of $2,000 for each Board meeting. Directors are also entitled to an annual retainer of $5,000, payable in 50% installments in January and July. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board meetings. Directors who are not also employees of the Company are eligible to participate in the Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1994 Non-Qualified Stock Option Plan"). Non-employee directors are automatically granted options to purchase 7,500 shares of Class A Common Stock pursuant to the 1994 Non-Qualified Stock Option Plan upon becoming a director, which options are subject to vesting three years after date of grant and expire ten years after date of grant, and options to purchase 1,000 additional shares in each year thereafter based upon the formula provisions of such Plan.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Massachusetts law with respect to indemnification of directors.

     The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification unless he is found to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

Security Ownership

     To the Company's knowledge, the following table sets forth certain information as of February 26, 2000 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each nominee for director, each named executive office in the Summary Compensation Table under "Executive Compensation" below, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Class A Common Stock or Class B Common Stock. Except as otherwise indicated below, each owner has sole voting and investment power with respect to the shares of Class A Common Stock and Class B Common Stock listed.

Class A Common Stock
Name and Address of
Beneficial Owner (1)       Shares Beneficially        Percent of Class
                                  Owned


Stanley D. Black (2)(3)          4,124,119                  41.35%
Emilia F. Black (2)(4)           2,409,609                  29.03%
Robert Fleming, Inc. (5)           727,480                  12.1%
Dimensional Fund                   383,050                   6.37%
Richard Griner (7)                  50,000                     *
Ronald L. Franklin (7)             113,163                   1.8%
Walter S. Spokowski (7)              7,000                     *
Jayne Pendergast                         0                     *
Richard A. Mandell (8)              16,500                     *
Irwin W. Winter (10)                 7,500                     *
All directors and                4,318,282                  42.5%
executive officers as a
group (7 persons)


Class B Common Stock
Name and Address of
Beneficial Owner (1)        Shares Beneficially       Percent of Class
                                   Owned

Stanley D. Black (3)             3,963,383                  85.4%
Emilia F. Black (4)              2,288,873                  49.3%
All directors and
executive officers as a          3,963,383                  85.4%
group (7 persons)

-----------------------------
* Less than 1% of the outstanding Class A Common Stock.

(1) Except as otherwise indicated below, the mailing address of each owner is c/o Trend-Lines, Inc., 135 American Legion Highway, Revere, Massachusetts 02151.

(2) Includes shares of Class B Common Stock which are convertible at any time into Class A Common Stock on a share-for-share basis.

(3) Of the 4,124,119 shares of Class A Common Stock deemed beneficially owned by Stanley D. Black, he has the right to acquire 3,963,383 of such shares upon conversion of shares of Class B Common Stock of the Company as to which Mr. Black may be deemed to be the beneficial owner, which are convertible at any time into Class A Common Stock on a one to one share basis.

     The shares deemed beneficially owned by Mr. Black are held of record by certain trusts of which he is a trustee, beneficiary or settlor and a limited partnership of which Mr. Black is a general partner.

     Of the 4,124,119 shares of Class A Common Stock deemed beneficially owned by Mr. Black, he has the sole voting and investment power with respect to 2,694,302 shares of Class A Common Stock deemed beneficially owned by him.

     Of the 4,124,119 shares of Class A Common Stock deemed beneficially owned by Mr. Black, he does not have voting or investment power with respect to 241,317 shares of Class A Common Stock, but has the right to acquire such shares in his capacity as settlor of a certain trust.

     Mr. Black shares voting and investment power with respect to 1,188,500 shares of Class A Common Stock.

     Except for 241,317 shares of Class A Common Stock, Mr. Black disclaims beneficial ownership as to 2,288,873 shares of Class A Common Stock deemed beneficially owned by Mr. Black's spouse.

(4) Of the 2,409,609 shares of Class A Common Stock deemed beneficially owned by Emilia F. Black, she has the right to acquire 2,288,873 shares upon conversion of such shares of Class B Common Stock of the Company as to which she may be deemed to be the beneficial owner, which are convertible at any time into Class A Common Stock on a one to one share basis.

     The shares deemed beneficially owned by Mrs. Black are held of record by certain trusts of which she is a trustee, beneficiary or settlor and a limited partnership of which Mrs. Black is a general partner.

     Of the 2,409,609 shares of Class A Common Stock deemed beneficially owned by Mrs. Black, she has the sole voting and investment power with respect to 919,016 shares of Class A Common Stock deemed beneficially owned by her.

     Of the 2,409,609 shares of Class A Common Stock deemed beneficially owned by Mrs. Black, she does not have voting or investment power with respect to 226,317 shares of Class A Common Stock, but has the right to acquire such shares in her capacity as settlor of certain trusts.

     Mrs. Black shares voting and investment power with respect to 1,188,500 shares of Class A Common Stock.

     Except for 226,317 shares of Class A Common Stock, Mrs. Black disclaims beneficial ownership as to 4,124,119 shares of Class A Common Stock deemed beneficially owned by Mrs. Black's spouse.

(5) According to a Schedule 13G/A, dated February 9, 2000, filed with the Securities and Exchange Commission (the "Commission") by Robert Fleming, Inc. ("Fleming"), Fleming was the beneficial owner of 727,480 shares of Class A Common Stock and that it has shared voting and dispositive powers with respect to such shares of Class A Common Stock held by it. The mailing address of the Fleming is 320 Park Avenue, 11th Floor, New York, NY 10022.

(6) According to a Schedule 13G, dated February 3, 2000, filed with the Commission by Dimensional Fund Advisors Inc.("DFA"), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, DFA was the beneficial owner of 383,050 shares of Class A Common Stock as to which DFA held sole dispositive power. According to such Schedule 13G, DFA furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles (collectively with such investment companies, the "Portfolios"). In such roles, DFA possesses both voting and dispositive power over these shares. The mailing address of DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(7) Includes the following shares subject to currently exercisable options: Mr. Griner - 50,000; Mr. Spokowski - 5,000; Mr. Franklin - 113,153 shares; all other executive officers as a group - 0 shares.

(8) Includes 6,000 shares of Class A Common Stock owned jointly by Mr. Mandell and his spouse and includes 10,500 shares subject to currently exercisable options held by Mr. Mandell.

(9)  Includes 2,000 shares of Class A Common Stock owned by Mr. Spokowski.

(10) Includes 7,500 shares subject to currently exercisable options held by Mr. Winter.


Executive Compensation

     The following Summary Compensation Table sets forth the annual compensation paid by the Company to its Chief Executive Officer and the Company's four other most highly compensated executive officers (the "Named Executive Officers") for services rendered to the Company in fiscal 1997, 1998 and 1999.

                           Summary Compensation Table
                               Annual Compensation

                                                          Long Term
                                                          Compensation
                                                          Awards;
                        Fiscal                            Securities     All
                        Year                              Underlying     Other
                        Ended     Salary ($)  Bonus ($)   Options        Compensation ($)(1)
                        -----     ----------  ---------   -------        ------------------
Stanley D. Black,       2/26/00   349,175     0           0              0
Chairman of the Board,  2/27/99   338,812     0           0              2,575
and Chief Executive     2/28/98   311,482     0           0              2,785
Officer

Richard Griner,         2/26/00   261,214     0           0              7,832
President and Chief     2/27/99   257,500     0           0              7,725
Operating Officer       2/28/98   253,606     0           0                594

Walter S. Spokowski     2/26/00   142,019     0           10,000         1,958
Executive Vice          2/27/99   138,313     9,375       0              1,896
President,              2/28/98   123,130     0           20,000         1,790
Merchandising

Ronald L. Franklin,     2/26/00   125,648     0           0              3,755
Executive Vice          2/27/99   113,670     0           3,050          2,750
President, Finance,     2/28/98   108,680     0           0              4,045
Chief Financial Officer

Jayne Pendergast,       2/26/00   111,442     2,000       0              2,101
Vice President,         2/27/99    77,212     0           10,000         0
Information             2/28/98   --          --          --             --
Systems (2)

---------------------------

(1) These amounts represent contributions by the Company to the Company's 401(k) Plan for the benefit of the named executive officers.
(2) Ms. Pendergast's annual salary is $108,000. Ms. Pendergast's employment began in June 1998.

     Mr. Black has not been granted any options to purchase the Company's securities under the Company's stock option plans.

Stock Option Plans

     No options were granted to any of the named Executive Officers in the fiscal year ended February 26, 2000, except for10,000 options granted to Mr. Spokowski. The following table sets forth certain information with respect to the aggregate number and value of options exercised and exercisable by the Named Executive Officers during such fiscal year.


                    AGGREGATED EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                        Number of
                                        Shares of Common           Value of
                   Shares               Stock Underlying           Unexercised In the
Name and           Acquired             Unexercised Options        Money
Principal          on         Value     at 5/15/00                 Option at 5/15/00(1)
Position           Exercise   Realized  Exercisable/Unexercisable  Exercisable/Unexercisable
---------          --------   --------  -------------------------  -------------------------
Stanley D. Black,
Chairman of the
Board and Chief
Executive Officer    0         $0         0                         $0/$0

Richard Griner,
President and
Chief Operating
Officer              0          0         50,000/50,000              0/0

Walter S.
Spokowski,
Executive Vice
President,
Merchandising        0          0         5,000/25,000               0/0

Ronald L.
Franklin,
Executive Vice
President,
Finance and
Chief Financial
Officer              0          0         113,163/2,287              0/0

Jayne
Pendergast,
Vice
President,
Information
Systems              0          0         0/10,000                   0/0

------------------------

(1) Based upon the closing price of the Company's Common Stock on May 9, 2000 on the Nasdaq National Market of $1.375 per share less the respective option exercise price.

Employment Contracts

     The Company and Mr. Griner are parties to an employment agreement under which Mr. Griner is entitled to an annual salary of $250,000, payable bi-weekly. The employment agreement may be terminated by either party at any time under certain circumstances. If Mr. Griner's employment is terminated by the Company for other than "cause," the Company will be obligated to continue Mr. Griner's salary payments for six months.

     None of the Company's other Named Executive Officers has employment or severance arrangements with the Company.

Compensation Committee Interlocks and Insider Participation

     As described above, until July 19, 1995, the Board of Directors had a separate Compensation Committee and Stock Option Committee. On July 19, 1995, the Compensation Committee and the Stock Option Committee were combined into a single Compensation and Stock Option Committee. The Compensation and Stock Option Committee is responsible for reviewing existing and proposed employment arrangements and management compensation standards and practices, and for making recommendations to the Board of Directors with respect to all forms of remuneration to any officer or director of the Company, including determinations with respect to all matters pertaining to the grant of stock options under the Company's stock option plans. No member of the Compensation and Stock Option Committee is eligible to receive options under the Employee Plan. During fiscal 2000, the Compensation and Stock Option Committee was composed of Messrs. Black and Winter. Except for Mr. Black, no member of the Compensation and Stock Option Committee is a former or current officer or employee of the Company.

Compensation and Stock Option Committee Report

     The primary objectives of the Compensation and Stock Option Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

     The compensation of executive officers consists primarily of base compensation, the grant of options under the Employee Plan and participation in benefit plans generally available to employees. In setting compensation, the Compensation and Stock Option Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options or, in the case of Mr. Black, the Chief Executive Officer, his stock ownership, to provide significant performance incentives.

     Each of the executive officers, other than Mr. Black, and all employees are eligible to receive grants of options under the 1993 Stock Option Employee Plan. The 1993 Stock Option Employee Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation and Stock Option Committee reviews recommendations provided by Mr. Black and makes a subjective determination regarding those recommendations provided by Mr. Black and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer,
(ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package in light of these factors is reviewed as a whole.

     In fiscal 1999, Mr. Black, the Company's Chairman of the Board and Chief Executive Officer, received a base salary of $349,175, which was about 3% higher than his base salary in fiscal 1998. The Board has not conducted any surveys of salaries of chief executive officers, but based upon its experience, believes that this compensation is comparable to the compensation of chief executive officers of comparable companies.

                                       Respectfully submitted,

                                       Compensation and Stock Option Committee

                                       Stanley D. Black
                                       Irwin W. Winter

Performance Graph

     The following graph compares the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return on the Nasdaq Stock Market Index (US Companies) and a self-determined peer group index, from February 24, 1995 through February 25, 2000, the last trading day of fiscal 1999. The cumulative total stockholder return is based on $100 invested in Class A Common Stock of the Company and in the respective indices on February 24, 1995, including reinvestment of dividends, stock splits and other distributions. The stock price performance shown in the Performance Graph is not necessarily indicative of future stock price performance.



[GRAPHIC OMITTED]



                       February 24, 1995     February 25, 2000
Trend-Lines, Inc.           100.000                 19.1
Peer Group                  100.000                588.8
NSM (US Companies)          100.000                445.3

------------------------

*    The Peer  Group  Index is  comprised  of the  following  retail  companies:
     Brookstone, Inc. (BKST), Building Materials Holding Corp. (BMHC), CML Group, Inc. (CML), Eagle Hardware and Garden, Inc. (EAGL), Hechinger Co., Class A and B (HECH A and B), Home Depot, Inc. (HD), Lowes Companies Inc.
     (LOW), Michaels Stores Inc. (MIKE), Spiegel, Inc., Class A (SPGLA A), and Williams Sonoma, Inc. (WSM). Each of these companies is publicly traded. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

Certain Relationships and Related Transactions

     Stanley D. Black, Chairman and Chief Executive Officer and a principal stockholder of the Company, through a certain trust (the "Trust") of which he is a trustee and beneficiary, leases to the Company approximately 51,000 square feet of office and warehouse space in Chelsea, Massachusetts. The facility served as the former headquarters and central warehouse facility for the Company before it moved to its current headquarters in Revere, Massachusetts. The lease, as amended, expires in 2005 and provides for annual base rent in the approximate amount of approximately $296,000, payable in advance in monthly installments of $29,600 (approximately $5.80 per square foot). Under the lease, the Company must pay to the Trust, in addition to base rent, an amount equal to any increase in the interest rate on the Trust's first mortgage on the property and must pay to the Trust or third parties, as appropriate, all utilities, insurance, real estate taxes, maintenance and operating costs incurred in maintaining, operating, insuring and repairing the leased premises. Pursuant to the lease, the Company paid the Trust $366,000, $351,000 and $364,000 in fiscal 1999, 1998 and 1997, respectively. The lease provides for annual escalation of the base rent, equal on a percentage basis to the increase in the Consumer Price Index, but in no event more than 5% per year.

     During the fiscal year ended February 26, 2000, Mr. Black and his spouse, who is also a principal stockholder of the Company, made interest-free, unsecured demand loans to the Company in the aggregate amount of $3.0 million. All such loans were repaid at February 26, 2000. The Company expects to obtain additional unsecured demand loans from time to time from one or both of these lenders which, if made, will be repayable without interest.

                                  OTHER MATTERS

Voting Procedures

     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The six nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote by the holders of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock (voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share) will determine the election of directors. The holders of Class B Common Stock have advised the Company that they intend to vote all their shares of Class B Common Stock in favor of the six nominees. As a result, the votes cast by holders of Class A Common Stock will have no effect on the outcome of the vote for the election of directors. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Independent Auditors

     Arthur Andersen LLP audited the Company's consolidated financial statements for the fiscal year ended February 26, 2000. Such firm has served continuously as the Company's independent auditors since 1988. A representative of Arthur Andersen LLP will be at the Meeting and will be available to respond to appropriate questions.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Class A Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended February 26, 2000.

Other Proposed Action

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

     Proposals which stockholders intend to present at the Company's 2001 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than February 9, 2001.

Incorporation by Reference

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended February 26, 2000, as filed with the Securities and Exchange Commission are available to stockholders without charge upon request addressed to Stanley
D. Black, Chairman, Trend-Lines, Inc., at 135 American Legion Highway, Revere, Massachusetts 02151.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                                TREND-LINES INC.


June 15, 2000                                   ____________________________


     The 1999 Annual Report to Stockholders for the fiscal year ended February 26, 2000 is being mailed to stockholders together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.